EXHIBIT 99.1
Platform Specialty Products Corporation
Announces First Quarter of 2017 Financial Results
West Palm Beach, Fla., May 8, 2017 -- Platform Specialty Products Corporation (NYSE: PAH) (“Platform” or the “Company”), a global, diversified specialty chemicals company, today announced its financial results for the first quarter ended March 31, 2017.
Highlights for first quarter 2017 (compared with first quarter 2016):

•	Net sales increased 5% to $862 million; organic sales increased 3%

•	GAAP fully diluted loss per share of $0.09; adjusted earnings per share of $0.16, an increase of $0.06

•	Reported net loss attributable to common stockholders of $24 million, a $110 million improvement

•	Adjusted EBITDA increased 15% to $193 million

•	Repriced $1.93 billion of term loans in April, reducing estimated annual interest expense by approximately $20 million

•	Full year adjusted EBITDA guidance range of $800 million to $830 million reaffirmed
Executive Commentary
Chief Executive Officer Rakesh Sachdev said, “We are pleased to report a strong start to 2017 for Platform. Both our Performance and Agricultural Solutions businesses grew sales, earnings, and margins. Our combined organic sales growth of 3% was driven by mix improvements and volume growth as we gained share in certain businesses and benefited from continued market momentum in others. We saw the benefit of our recent investments in the business as many of our focus areas for growth, including semiconductor chemistries and Ag biosolutions products, were meaningful contributors to organic sales growth in the quarter.  We are encouraged by the strength of our industrial and electronics markets - particularly in Asia - and by the strength of the start of the year for our Ag business in Latin America which is expected to offset some of the weakness we are seeing from the slow and cold season this year in the European Ag markets.  Furthermore, our teams continue to deliver on synergies and cost management which are contributing to our margin growth.  We are reaffirming our 2017 adjusted EBITDA guidance of $800 million to $830 million. We are pleased with our progress thus far and encouraged about our ability to deliver another strong year of growth in earnings and cash flow in 2017.”
First quarter 2017 Income Statement Highlights (compared with first quarter 2016):

•
Net sales on a reported basis for the first quarter of 2017 were $862 million, an increase of 5%. Organic sales, which excludes the impact of currency changes, metal prices, and acquisitions, increased 3%.

◦	MacDermid Performance Solutions (the Performance Solutions segment) increased net sales 6% to $447 million. Organic sales increased 5%.

◦	Arysta LifeScience (the Agricultural Solutions segment) increased net sales 3% to $415 million. Organic sales increased 2%.

•	Reported net loss attributable to common stockholders was $24 million, a $110 million improvement.

•	Adjusted EBITDA for the first quarter of 2017 was $193 million, an increase of 15%. On a constant currency basis, adjusted EBITDA increased 18%.

◦	MacDermid Performance Solutions: Adjusted EBITDA was $102 million, an increase of 23%. On a constant currency basis, adjusted EBITDA increased 27%.

◦	Arysta LifeScience: Adjusted EBITDA was $91 million, an increase of 6%. On a constant currency basis, adjusted EBITDA increased 8%.

◦	Adjusted EBITDA margin for the combined company improved by 200 basis points to 22.4%.

•	Additional cost synergies of $7 million were achieved in the first quarter of 2017 from the ongoing integration within the Performance Solutions segment.

•	Basic and fully diluted loss per share was $0.09; an improvement of $0.50 per share.

•	Adjusted earnings per share were $0.16, an improvement of $0.06 per share.

2017 Guidance Reaffirmed
Based on foreign exchange rates as of March 31, 2017, Platform reaffirms its previously provided adjusted EBITDA for 2017 expected to be in the range of $800 million to $830 million, representing an increase of 8% versus full year 2016 results at the mid-point on a constant currency basis.
Conference Call
Platform will host a webcast/dial-in conference call to discuss its first quarter of 2017 financial results at 8:30 a.m. (Eastern Time) on Monday, May 8, 2017. Participants on the call will include Rakesh Sachdev, Chief Executive Officer; John P. Connolly, Chief Financial Officer; Benjamin Gliklich, Executive Vice President - Operations and Strategy; Scot R. Benson, President - Performance Solutions and Diego Lopez Casanello, President - Agricultural Solutions.
To listen to the call by telephone, please dial (855) 357-3116 (domestic) or (484) 365-2867 (international) and provide the Conference ID: 13561502. The call will be simultaneously webcast at www.platformspecialtyproducts.com. A replay of the webcast will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.
Non-GAAP Financial Measures
This release and its attachments contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission, including adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA guidance, adjusted earnings (loss) per share and organic sales growth. Platform also evaluates and presents its results of operations on a constant currency basis. Please refer to IV. Non-GAAP Measures for definitions and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
About Platform
Platform is a global, diversified producer of high-technology specialty chemicals and provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including automotive, agriculture, animal health, electronics, graphic arts, and offshore oil and gas production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.
Forward-Looking Statements
This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws. These statements will often contain words such as "expect," "anticipate," "project," "will," "should," "believe," "intend," "plan," "estimate" and similar expressions, and relate, without limitations, to Platform's adjusted EBITDA and adjusted earnings per share, expected or estimated net sales, meeting financial and/or strategic goals and objectives, segment earnings, net interest expense, income tax provision, cash flow from operations, full year cash taxes, capital expenditures, restructuring costs and other non-cash charges, the outlook for the Company's markets and the demand for its products, consistent profitable growth, free cash flows, future net sales, gross, operating and EBITDA margin requirements and expansion, organic sales growth, performance trends, extending into new markets, bank leverage ratios, the success of new product introductions, growth in costs and expenses, the impact of commodities and currencies costs, and the Company's ability to manage its risk in these areas, the Company’s ability to identify, hire and retain executives and other qualified employees, the Company’s assessment over its internal control over financial reporting, and the impact of acquisitions, divestitures, restructurings, and other unusual items, including the Company's ability to raise new debt and equity and to integrate and obtain the anticipated benefits, results and synergies from its consummated acquisitions. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in Platform's periodic and other reports filed with the Securities and Exchange Commission, including Platform's annual report on Form 10-K for the fiscal year ended December 31, 2016. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

-FINANCIAL TABLES TO FOLLOW-

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
(amounts in millions, except loss per share data)	2017	2016
Net sales	$861.8	$823.8
Cost of sales	483.4	467.8
Gross profit	378.4	356.0
Operating expenses:
Selling, technical, general and administrative	257.5	284.0
Research and development	21.6	19.9
Total operating expenses	279.1	303.9
Operating profit	99.3	52.1
Other expense:
Interest expense, net	(89.4)	(93.8)
Foreign exchange loss	(12.6)	(71.1)
Other expense, net	(2.2)	(3.2)
Total other expense	(104.2)	(168.1)
Loss before income taxes and non-controlling interests	(4.9)	(116.0)
Income tax expense	(18.7)	(18.4)
Net loss	(23.6)	(134.4)
Net income attributable to the non-controlling interests	(0.8)	(0.4)
Net loss attributable to common stockholders	$(24.4)	$(134.8)
Loss per share
Basic	$(0.09)	$(0.59)
Diluted	$(0.09)	$(0.59)
Weighted average shares outstanding
Basic	284.5	229.5
Diluted	284.5	229.5

3

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(amounts in millions)	2017	2016
Assets
Cash and cash equivalents	$366.4	$422.6
Accounts receivable, net	1,189.5	1,054.8
Inventories	516.7	416.4
Prepaid expenses	78.3	71.3
Other current assets	104.6	106.1
Total current assets	2,255.5	2,071.2
Property, plant and equipment, net	456.4	460.5
Goodwill	4,270.1	4,178.9
Intangible assets, net	3,241.1	3,233.3
Other assets	126.8	110.2
Total assets	$10,349.9	$10,054.1
Liabilities & stockholders' equity
Accounts payable	$410.4	$383.6
Current installments of long-term debt and revolving credit facilities	207.7	116.1
Accrued salaries, wages and employee benefits	86.8	103.5
Accrued income taxes payable	79.0	82.5
Accrued expenses and other current liabilities	417.0	397.0
Total current liabilities	1,200.9	1,082.7
Debt and capital lease obligations	5,141.8	5,122.9
Accrued post-retirement benefits	73.4	73.8
Deferred income taxes	668.2	663.2
Contingent consideration	76.8	75.8
Other liabilities	138.9	145.9
Total liabilities	7,300.0	7,164.3
Stockholders' equity
Preferred stock - Series A	—	—
Common stock: 400.0 shares authorized (2017: 285.7 shares issued; 2016: 284.2 shares issued)	2.8	2.8
Additional paid-in capital	4,000.6	3,981.3
Treasury stock (2017: 0.0 shares)	(0.1)	—
Accumulated deficit	(597.9)	(573.5)
Accumulated other comprehensive loss	(498.4)	(674.5)
Total stockholders equity	2,907.0	2,736.1
Non-controlling interests	142.9	153.7
Total equity	3,049.9	2,889.8
Total liabilities and stockholders' equity	$10,349.9	$10,054.1

4

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
(amounts in millions)	March 31, 2017	March 31, 2016
Cash flows from operating activities:
Net loss	$(23.6)	$(134.4)
Reconciliation of net loss to net cash flows used in operating activities:
Depreciation and amortization	85.9	82.6
Deferred income taxes	(14.2)	(14.2)
Manufacturer's profit in inventory adjustment	—	12.0
Unrealized foreign exchange loss	13.7	61.8
Other, net	12.8	20.3
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(120.1)	(102.6)
Inventories	(83.9)	(86.5)
Accounts payable	32.9	(38.7)
Accrued expenses	(15.9)	(14.1)
Other assets and liabilities	(8.0)	3.4
Net cash flows used in operating activities	(120.4)	(210.4)
Cash flows from investing activities:
Capital expenditures	(14.9)	(11.6)
Investment in registrations of products	(12.9)	(7.5)
Other, net	2.4	(0.8)
Net cash flows used in investing activities	(25.4)	(19.9)
Cash flows from financing activities:
Change in lines of credit, net	89.0	132.5
Repayments of borrowings	(9.0)	(8.7)
Other, net	—	(3.1)
Net cash flows provided by financing activities	80.0	120.7
Effect of exchange rate changes on cash and cash equivalents	9.6	7.1
Net decrease in cash and cash equivalents	(56.2)	(102.5)
Cash and cash equivalents at beginning of period	422.6	432.2
Cash and cash equivalents at end of period	$366.4	$329.7

5

PLATFORM SPECIALTY PRODUCTS CORPORATION
ADDITIONAL FINANCIAL INFORMATION
(Unaudited)

I. UNAUDITED SEGMENT RESULTS
	Three Months Ended March 31,			Constant Currency		Organic
(amounts in millions)	2017	2016	% Change	2017	% Change	% Change
Net Sales
Performance Solutions	$447.1	$420.0	6%	$456.4	9%	5%
Agricultural Solutions	414.7	403.8	3%	411.2	2%	2%
Total	$861.8	$823.8	5%	$867.6	5%	3%

Adjusted EBITDA
Performance Solutions	$102.3	$83.0	23%	$105.7	27%
Agricultural Solutions	90.8	85.4	6%	92.6	8%
Total	$193.1	$168.4	15%	$198.3	18%

Adjusted EBITDA Margin
Performance Solutions	22.9%	19.8%	310 bps	23.2%	340 bps
Agricultural Solutions	21.9%	21.1%	80 bps	22.5%	140 bps
Total	22.4%	20.4%	200 bps	22.9%	250 bps

Adjusted EBITDA excluding corporate costs
Performance Solutions	$110.1	$92.0	20%	$113.5	23%
Agricultural Solutions	$98.7	$94.5	4%	$100.5	6%

Adjusted EBITDA Margin excluding corporate costs
Performance Solutions	24.6%	21.9%	270 bps	24.9%	300 bps
Agricultural Solutions	23.8%	23.4%	40 bps	24.4%	100 bps

6

PLATFORM SPECIALTY PRODUCTS CORPORATION
ADDITIONAL FINANCIAL INFORMATION (continued)
(Unaudited)

II. UNAUDITED CAPITAL STRUCTURE
(amounts in millions)	Maturity	Coupon	March 31, 2017
Instrument
Corporate Revolver ($500M)	6/7/2019		$85.0
Term Loan B4 - USD (1) (2)	6/7/2023	L + 400	1,467.6
Term Loan B5 - USD (2)	6/7/2020	L + 350	606.9
Term Loan C3 - EUR (1) (2)	6/7/2023	E + 375	458.8
Term Loan C4 - EUR (2)	6/7/2020	E + 325	741.7
Other Secured Debt			14.5
Total First Lien Debt			3,374.5
10.375% Senior Notes due 2021	5/1/2021	10.375%	500.0
6.5% Senior Notes due 2022	2/1/2022	6.5%	1,100.0
6.0% Senior Notes due 2023 (Euro)	2/1/2023	6.0%	372.7
Other Unsecured Debt			93.8
Total Unsecured Debt			2,066.5
Total Debt			5,441.0
Cash Balance as of 3/31/2017			366.4
Net Debt			$5,074.6
Adjusted Shares Outstanding (3)			300.3
Market Capitalization (4)			$3,909.9
Total Capitalization			$8,984.5

(1)
These term loans mature on June 7, 2023, provided that the Company prepays, redeems or otherwise retires and/or refinances in full its 6.50% USD Notes due 2022, as permitted under its Amended and Restated Credit Agreement, on or prior to November 2, 2021, otherwise the maturity reverts to November 2, 2021.

(2)
Platform has swapped certain amounts of its floating term loans to fixed rate including $1.1 billion of its USD tranches and €281 million of its Euro tranches. At March 31, 2017, approximately 37% of debt was floating and 63% was fixed.

(3)	See "Calculation of Non-GAAP Adjusted Shares at March 31, 2017 (unaudited)" below the Adjusted Earnings Per Share table.
(4)	Based on Platform's closing price of $13.02 at March 31, 2017.

III. SELECTED FINANCIAL DATA
(amounts in millions)	Three Months Ended March 31,
	2017	2016
Interest Expense	$89.9	$96.6
Interest Paid	93.4	100.1
Income Tax Expense	18.7	18.4
Income Taxes Paid	42.6	26.2
Capital Expenditures	14.9	11.6
Investments in Product Registrations	12.9	7.5

7

IV. Non-GAAP Measures
For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.
To supplement the financial measures prepared in accordance with GAAP, Platform has provided in this release the following non-GAAP financial measures: adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA guidance, adjusted earnings per share, and organic sales growth. Platform also evaluates and presents its results of operations on a constant currency basis. Management believes that these non-GAAP measures provide investors with an additional perspective on trends and underlying operating results on a period-to-period comparable basis.  Platform also believes that investors find this information helpful in understanding the ongoing performance of its operations separate from items that may have a disproportionate positive or negative impact on Platform's financial results in any particular period.  In addition, management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis in terms of absolute performance, trends and expected future performance with respect to the Company’s business. Finally, these non-GAAP measures address questions the Company routinely receives from securities analysts, investors and other interested parties in the evaluation of companies in its industry and, in order to assure that all investors have access to the same data, the Company has determined that it is appropriate to make this data available to all.  Non-GAAP financial measures are however not prepared in accordance with GAAP, as they exclude certain items as described herein, and may not be indicative of the results that the Company expects to recognize for future periods. In addition, these non-GAAP financial measures may differ from measures that other companies may use. As a result, these non-GAAP financial measures should be considered in addition to, and not a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures included herein.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables as part of this release. The Company only provides adjusted EBITDA guidance and organic sales growth potential on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for restructurings, integration and acquisition-related expenses, share-based compensation amounts, adjustments to inventory and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.
Adjusted EBITDA:
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as further adjusted for additional items included in earnings that are not representative or indicative of our ongoing business as described in the footnotes to the non-GAAP measures reconciliations. Management believes adjusted EBITDA and adjusted EBITDA margin provide investors with a more complete understanding of the long-term profitability trends of Platform’s business, and facilitate comparisons of its profitability to prior and future periods.
Adjusted Earnings Per Share:
Adjusted earnings per share is defined as net loss attributable to common stockholders adjusted to reflect adjustments consistent with our definition of adjusted EBITDA. Additionally, we eliminate the amortization associated with (i) intangibles assets recognized in purchase accounting for acquisitions and (ii) costs capitalized in connection with obtaining regulatory approval of our products (“registration rights”) as part of ongoing operations, and deduct capital expenditures associated with obtaining these registration rights. Further, we adjust the effective tax rate to 35% as described in the notes to the footnotes to the non-GAAP measures reconciliations. The resulting adjusted net income available to stockholders is divided by the number of shares of outstanding common stock as of March 31, 2017 plus the number of shares that would be issued if all Platform's convertible stock were converted to common stock, vested stock options were exercised, and awarded equity grants were vested as of March 31, 2017. Adjusted earnings per share is a key metric used by management to measure operating performance and trends. In particular, the exclusion of certain expenses in calculating adjusted earnings per share facilitates operating performance comparisons on a period-to-period basis.

8

Constant Currency:
Our constant currency presentation excludes the impact of fluctuations in foreign currency exchange rates. Constant currency percentages are calculated by converting our current-period local currency financial results into U.S. Dollar using the prior period's exchange rates and comparing these adjusted amounts to our prior period reported results. Foreign currency impact is determined as the difference between actual growth rates and constant currency growth rates. Management believes that this constant currency information facilitates period-to-period comparison in the analysis of trends in business performance, thereby providing valuable supplemental information regarding our results of operations, consistent with how we evaluate our financial results.
Organic Sales:
Organic sales is defined as net sales excluding the impact of currency, metals price (which had a positive impact of $13 million on Performance Solutions' 2017 results) and acquisitions (which would have benefited Performance Solutions' 2016 results by $3 million), as applicable. Management believes this measure provides investors with a more complete understanding of the underlying net sales trends by providing comparable sales over differing periods on a consistent basis.
PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS TO
ADJUSTED EARNINGS PER SHARE
(Unaudited)

		Three Months Ended March 31,
(amounts in millions, except per share amounts)		2017	2016
Net loss attributable to common stockholders		$(24.4)	$(134.8)
Reversal of amortization expense	(1)	68.6	64.4
Adjustment for investment in registration of products	(1)	(12.9)	(7.5)
Long-term compensation issued in connection with acquisitions	(2)	—	0.3
Restructuring expense	(3)	2.3	5.1
Manufacturer's profit in inventory purchase accounting adjustments	(4)	—	12.0
Acquisition and integration costs	(5)	3.6	18.9
Non-cash change in fair value of contingent consideration	(6)	1.1	2.8
Foreign exchange loss on foreign denominated external and internal long-term debt	(7)	11.8	66.1
Other, net	(8)	3.9	2.8
Tax effect of pre-tax non-GAAP adjustments	(9)	(27.4)	(57.7)
Adjustment to estimated effective tax rate	(9)	20.4	59.0
Adjustment to reverse income (loss) attributable to certain non-controlling interests	(10)	1.9	(1.2)
Adjusted net income attributable to common stockholders		$48.9	$30.2

Adjusted earnings per share	(11)	$0.16	$0.10

Adjusted shares outstanding		300.3	300.3

(1)
The Company eliminates amortization related to (i) intangible assets recognized in purchase accounting for acquisitions and (ii) costs capitalized in connection with obtaining regulatory approval of its products ("registration rights") as part of ongoing operations, and deducts capital expenditures associated with obtaining these registration rights. The Company believes this adjustment provides insight with respect to the cash flows necessary to maintain and enhance the Company's product portfolio.

(2)
Adjustment for the portion of long-term compensation plans associated with acquisitions. The Company adjusts these costs because they are not considered to be reflective of ongoing operations. The Company does not adjust for the cost of ongoing non-acquisition related long-term compensation plans.

(3)
Adjusted for cost of restructuring acquired businesses in both the Agricultural Solutions and Performance Solutions segments. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

9

(4)
Adjustment for purchase accounting fair value adjustment to inventory associated with the acquisitions of Alent plc and OMG Electronic Chemicals (M) Sdn Bhd ("OMG Malaysia"), charged to cost of sales. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(5)
The Company adjusts for costs associated with acquisitions, including costs of obtaining related financing such as investment banking, legal, and accounting fees, and transfer taxes in 2017 and 2016. 2016 adjustments also included the costs associated with a closed investigation related to certain past business practices of Arysta, an acquired company, and costs of integrating acquisitions. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(6)
The Company adjusts for the change in fair value of the contingent consideration related to the acquisition of MacDermid, Incorporated (the "MacDermid Acquisition"). The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(7)
The Company adjusts for foreign exchanges gains and losses on long-term intercompany and third-party debt because the period to period movement of these currencies are out of its control, are expected to offset on a long-term basis, and, due to their long-term nature, are not fully realized. The Company does not exclude foreign exchange gains and losses on short-term intercompany and third-party payables and receivables.

(8)
2017 adjustments include non-recurring senior executive severance and costs associated with non-recourse factoring programs that are not included in interest expense. 2016 adjustments primarily corresponded to the write down of certain fixed assets that were subsequently disposed. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(9)
The Company adjusts its effective tax rate to 35%. This adjustment does not reflect the Company’s current or near-term tax structure, including limitations on its ability to utilize net operating losses and foreign tax credits in certain jurisdictions. These factors significantly increase the Company's effective tax rate from 35%. As a result of current tax structure, the Company’s effective tax rate in accordance with GAAP was (382)% and (15.9)% for the three months ended March 31, 2017 and 2016, respectively. The Company also applies an effective tax rate of 35% to pre-tax non-GAAP adjustments. The Company adjusts the effective tax rate because it believes it provides a meaningful comparison of its performance between periods.

(10)
The Company adjusts for the non-controlling interest expense or income related to the non-controlling interest created at the time of the MacDermid Acquisition because holders of such equity interest are expected to convert their holdings into shares of Platform's common stock. Further, the Company adjusts for the impact a sale of a business has on non-controlling interests. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(11)
The Company defines "Adjusted shares" as the outstanding shares of Platform's common stock at March 31, 2017 plus the number of shares that would be issued if all convertible stock were converted to Platform's common stock, vested stock options were exercised, and awarded equity grants were vested as of March 31, 2017. The Company adjusts the outstanding shares of Platform's common stock for this calculation to provide an understanding of the Company’s results of operations on a per share basis.

CALCULATION OF NON-GAAP ADJUSTED SHARES AT MARCH 31, 2017 (Unaudited)

(amounts in millions)

Basic outstanding shares	285.7
Number of shares issuable upon conversion of PDH Common Stock	6.4
Number of shares issuable upon conversion of Series A Preferred Stock	2.0
Stock options	0.7
Equity awards granted	5.5
Adjusted shares	300.3

10

PLATFORM SPECIALTY PRODUCTS CORPORATION
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS TO ADJUSTED EBITDA
(Unaudited)

		Three Months Ended March 31,
(amounts in millions)		2017	2016
Net loss attributable to common stockholders		$(24.4)	$(134.8)
Net income attributable to the non-controlling interests		0.8	0.4
Income tax expense		18.7	18.4
Loss before income taxes and non-controlling interests		(4.9)	(116.0)
Adjustments to reconcile to adjusted EBITDA:
Interest expense, net		89.4	93.8
Depreciation expense		17.3	18.2
Amortization expense		68.6	64.4
Long-term compensation issued in connection with acquisitions	(2)	—	0.3
Restructuring expense	(3)	2.3	5.1
Manufacturer's profit in inventory purchase accounting adjustments	(4)	—	12.0
Acquisition and integration costs	(5)	3.6	18.9
Non-cash change in fair value of contingent consideration	(6)	1.1	2.8
Foreign exchange loss on foreign denominated external and internal long-term debt	(7)	11.8	66.1
Other, net	(8)	3.9	2.8
Adjusted EBITDA		$193.1	$168.4
* See footnote descriptions below the Adjusted Earnings Per Share table.
CONTACT:
Investor Relations Contact:
Carey Dorman
Director - Corporate Development
Platform Specialty Products Corporation
1-561-406-8465

Media Contact:
Liz Cohen
Weber Shandwick
1-212-445-8044

11